Exhibit 5
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June 25, 1997




Honeywell Inc.
Honeywell Plaza
Minneapolis, Minnesota 55408


Gentlemen:

Reference is made to the Registration Statement on Form S-8 which Honeywell Inc. (`Honeywell') is filing with the Securities and Exchange Commission to register, pursuant to the Securities Act of 1933, 2,000,000 shares of Honeywell Common Stock issuable upon the exercise of options to be granted under the Honeywell Employee Stock and Incentive Plan (the `Plan').

I have examined such records, documents and matters of law and have satisfied myself as to such matters of fact as I have considered relevant for the purposes of this opinion. Based upon the foregoing, I am of the opinion that:

 .    The Honeywell Common Stock to be issued upon the exercise of options granted pursuant to the Plan will, upon issuance pursuant to the terms of the Plan, be legally issued, fully paid and nonassessable.

I hereby consent to the use of this opinion as an exhibit to said Registration Statement.


                                   By: /s/ Warren E. Simpson
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                                         Warren E. Simpson
                                         Senior Counsel